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Exhibit 10.8

INVESTOR SUBSCRIPTION AGREEMENT

        THIS INVESTOR SUBSCRIPTION AGREEMENT (the "Agreement"), dated as of May 12, 2003, is made and entered into by and among Trimaran Fund II, L.L.C., Trimaran Parallel Fund II, L.P., Trimaran Capital, L.L.C., CIBC Employee Private Equity Partners (Trimaran) and CIBC MB Inc. (collectively "Trimaran"), Bear Stearns Merchant Banking Partners II, L.P., Bear Stearns Merchant Banking Investors II, L.P., Bear Stearns MB-PSERS II, L.P., The BSC Employee Fund III, L.P. and The BSC Employee Fund IV, L.P. (collectively "Bear") (each of Bear and Trimaran, a "Sponsor Purchaser" and together the "Sponsor Purchasers"), William P. Brick, Jimmy C. Weaver, Steven J. Janusek and Ben D. Key (each a "Management Purchaser" and together the "Management Purchasers" and together with the Sponsor Purchasers, the "Purchasers"), CAC Holdings Corp., a Delaware corporation ("Parent") and Packaged Ice, Inc., a Texas corporation (the "Company") (with respect to Sections 6 and 18 only).

        WHEREAS, on the date hereof, Parent will enter into an Agreement and Plan of Merger (the "Plan of Merger") dated as of the date hereof with Cube Acquisition Corp., a Texas corporation ("Merger Sub"), and the Company, pursuant to which Merger Sub will merge with and into the Company, with the Company being the surviving corporation (the "Merger").

        WHEREAS, the Purchasers desire to subscribe for and purchase from Parent, and Parent desires to sell to each of the Purchasers, Equity Securities (the "Purchased Equity Securities") of Parent for the purposes of providing a portion of the proceeds necessary to consummate the Merger.

        IN CONSIDERATION of the foregoing and of their mutual covenants set forth in this Agreement, the parties hereby agree as follows:

        1.     Definitions. As used in this Agreement, the following terms shall have the meanings set forth below:

        "Equity Securities" means common and or preferred stock of Parent having such terms and issued in such denominations proportions as determined by the Sponsor Purchasers.

        "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations in effect from time to time thereunder.

        "SEC" means the Securities and Exchange Commission.

        2.     Subscription for and Acquisition of Purchased Equity Securities. Each Purchaser and Parent agree as follows:

          (a)   Subscription for Purchased Equity Shares; Purchase Price. Upon the terms and subject to the conditions hereinafter set forth, each Purchaser acting severally and not jointly hereby subscribes for and shall purchase, and Parent shall issue and sell to each Purchaser, Equity Securities of the Company representing that percentage of Equity Securities purchased by all Purchasers under this Agreement and for aggregate cash consideration (the "Purchase Price"), in each case, as set forth next to the name of such purchaser on Schedule I to this Agreement.

          (b)   Closing. The closing (the "Closing") of the purchase and sale of the Purchased Equity Securities shall take place on the date of the Effective Time at the offices of Cahill Gordon & Reindel, 80 Pine Street, New York, New York 10005, or at such other place as the Sponsor Purchasers shall determine. At the Closing, each Purchaser shall deliver or cause to be delivered to Parent the Purchase Price in immediately available funds against delivery of one or more certificates representing the Purchased Equity Securities purchased by such Purchaser. Simultaneously, with the Closing, each Purchaser shall enter into a stockholders agreement by and among Parent, such Purchaser and the other parties named therein which shall be on terms reasonably satisfactory to all parties named therein and consistent with the Term Sheet (as defined below) (the "Stockholders Agreement").

          (c)   Blue Sky Compliance. Parent shall comply with all state securities or "blue sky" laws which might be applicable to the sale to each of the Purchasers of its Purchased Equity Securities hereunder, and each of the Purchasers agree to provide Parent with such information, and cooperate with such filings, as may be required in connection with such compliance.

          (d)   Management Term Sheet. Each of the Management Purchasers acknowledges that its agreement to remain with the Company and to make investments in Parent have served as a material inducement to Parent to enter into the Plan of Merger with the Company. Consummation of the Plan of Merger by Parent is conditioned upon the funding by each of the Management Purchasers of its respective amount of Purchased Equity Securities. The terms of each of the Management Purchasers continued employment with the Company will be as set forth in the term sheet (the "Term Sheet") attached hereto as Annex I and as may otherwise be agreed to by Parent.

        3.     Representations and Warranties and Other Agreements of Purchasers.

          (a)   Representations and Warranties. Each Purchaser acting severally and not jointly represents and warrants to, and agrees with, Parent that:

            (i)    Such Purchaser is acquiring the Purchased Equity Securities to be purchased by it for its own account for investment purposes and not with a view to or for sale or distribution in violation of the Securities Act or other applicable law.

            (ii)   Such Purchaser has been advised by Parent that: (A) neither the offer nor sale of any Purchased Equity Securities has been registered under the Securities Act or any state or foreign securities or "blue sky" laws; (B) the Purchased Equity Securities are characterized as "restricted securities" under the Securities Act inasmuch as they are being acquired from Parent in a transaction not involving a public offering and that the Purchased Equity Securities and such Purchaser must continue to bear the economic risk of the investment in its Purchased Equity Shares unless the offer and sale of its Purchased Equity Securities is subsequently registered under the Securities Act and all applicable state or foreign securities or "blue sky" laws or an exemption from such registration is available; (C) it is not anticipated that there will be any public market for the Purchased Equity Securities in the foreseeable future; (D) when and if the Purchased Equity Securities may be disposed of without registration under the Securities Act in reliance on Rule 144, such disposition can be made only in limited amounts in accordance with the terms and conditions of such Rule; (E) if the Rule 144 exemption is not available, public offer or sale of any Purchased Equity Securities without registration will require the availability of another exemption under the Securities Act; (F) a restrictive legend in the form satisfactory to Parent shall be placed on the certificates representing the Purchased Equity Securities; (G) a notation shall be made in the appropriate records of Parent indicating that the Purchased Equity Securities are subject to restrictions on transfer and, if Parent should at some time in the future engage the services of a stock transfer agent, appropriate stop transfer restrictions will be issued to such stock transfer agent; and (H) the Purchased Equity Shares will be subject to additional transfer restrictions pursuant to the Stockholders Agreement.

            (iii)  Each Sponsor Purchaser is an "accredited investor" as defined in the Securities Act and each Purchaser has such knowledge, skill and experience in business, financial and investment matters so that such Purchaser is capable of evaluating the merits, risks and consequences of an investment in the Purchased Equity Securities to be purchased by it and is able to bear the economic risk of loss of its investment.

            (iv)  Such Purchaser, if a legal entity, is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization.

            (v)   Such Purchaser has all the requisite power and authority to execute and deliver this Agreement and to perform its obligations hereunder.

            (vi)  This Agreement has been duly and validly authorized, executed and delivered by each Purchaser.

            (vii) This Agreement constitutes the valid, binding and enforceable agreement of such Purchaser except as enforceability may be limited by (A) applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar laws relating to or affecting creditor's rights generally and (B) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

            (viii) The execution, delivery and performance by such Purchaser of this Agreement does not and will not (A) in the case of a Purchaser that is a legal entity, violate any provision of such Purchaser's organizational documents, (B) constitute or result in a breach of or a default (or an event which, with notice or lapse of time, or both, has the potential of constituting a default) under any agreement to which the such Purchaser is a party, (C) violate any law binding upon such Purchaser or to which any of its assets are subject or (D) require the consent of any third party or governmental body or agency.

        4.     Representations and Warranties of Parent.

          (a)   Representations and Warranties. Parent represents and warrants to each Purchaser that:

            (i)    Parent is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware.

            (ii)   On the date hereof, the authorized capital stock of Parent consists of 800 shares of Common Stock, par value $.01 per share, of which no shares are outstanding and 200 shares of Preferred Stock, par value $.01 per share, of which no shares are outstanding.

            (iii)  Parent has the requisite corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder.

            (iv)  This Agreement has been duly and validly authorized, executed and delivered by Parent.

            (v)   This Agreement constitutes the valid, binding and enforceable agreement of Parent, except as such enforceability may be limited by (A) applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar laws relating to or affecting creditors' rights generally and (B) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

            (vi)  The execution, delivery and performance by Parent of this Agreement does not and will not (A) violate any provision of Parent's Certificate of Incorporation or By-laws, (B) constitute or result in a breach of or a default (or an event which, with notice or lapse of time, or both, has the potential of constituting a default) under any agreement to which Parent is a party, (C) violate any law binding upon Parent or to which any of its assets are subject or (D) require the consent of any third party or governmental body or agency.

            (vii) The Purchased Equity Securities, upon issuance by Parent following receipt of the Purchase Price therefore, will be duly authorized, validly issued, fully paid and non-assessable.

            (viii) Assuming the accuracy of the representations set forth in Section 3 hereof, the offer and sale of the Purchased Equity Securities is exempt from the registration requirements of the Securities Act.

        5.     Conditions to Performance.

          (a)   Conditions to Parent's Obligations. Parent's obligations to issue to each Purchaser the Purchased Equity Securities to be purchased by such Purchaser hereunder are subject to the performance by such Purchaser at or prior to the Closing of all of the agreements of such Purchaser contemplated to be performed hereunder at or prior to the Closing and to the satisfaction at or prior to the Closing of the further condition that the representations and warranties of each Purchaser contained in Section 3 hereof shall be true and correct in all material respects as of the Closing and no statute, rule, regulation or order of any court or administrative agency shall be in effect which prohibits Parent or any of the Purchasers from consummating the transactions contemplated hereby.

          (b)   Conditions to each Sponsor Purchaser's Obligations. The obligation of each Sponsor Purchaser to deliver the Purchase Price for the Purchased Equity Securities purchased by it is subject to the performance by Parent at or prior to the Closing of all of the agreements of Parent contemplated to be performed hereunder at or prior to the Closing and to the satisfaction at or prior to the Closing of the further conditions that (i) the representations and warranties of Parent contained in Section 4 hereof shall be true and correct as of the Closing, (ii) all conditions to the occurrence of the Effective Time (as defined in the Plan of Merger) shall have been satisfied in accordance with the terms of the Plan of Merger without waiver unless consented to by such Sponsor Purchaser in its sole discretion, and (iii) the other Purchasers shall have, concurrently with such Sponsor Purchaser, paid the Purchase Price for the Purchased Equity Securities to be purchased by them at the Closing.

          (c)   Conditions to each Management Purchaser's Obligations. The obligation of each Management Purchaser to deliver the Purchase Price for the Purchased Equity Securities purchased by it is subject to the performance by Parent at or prior to the Closing of all of the agreements of Parent contemplated to be performed hereunder at or prior to the Closing and to the satisfaction at or prior to the Closing of the further conditions that (i) the representations and warranties of Parent contained in Section 4 hereof shall be true and correct as of the Closing, (ii) all conditions to the occurrence of the Effective Time (as defined in the Plan of Merger) shall have been satisfied in accordance with the terms of the Plan of Merger without waiver unless consented to by each Sponsor Purchaser in its sole discretion, and (iii) the Sponsor Purchasers shall have, concurrently with such Management Purchaser, paid the Purchase Price for the Purchased Equity Securities to be purchased by the Sponsor Purchasers at the Closing.

        6.     Tax. Notwithstanding anything herein to the contrary, each of the Purchasers, Merger Sub, Parent and the Company (and each affiliate and person acting on behalf of any such party) agree that each party (and each employee, representative, and other agent of such party) may disclose to any and all persons, without limitation of any kind, the tax treatment and tax structure of the Merger and all materials of any kind (including opinions or other tax analyses) that are provided to such party or such person relating to such tax treatment and tax structure, except to the extent necessary to comply with any applicable federal or state securities laws; provided, however, that such disclosure may not be made until the earlier of date of the public announcement of discussions relating to the Merger, the date of the public announcement of the Merger, or the date of the execution of the Plan of Merger. This authorization is not intended to permit disclosure of any other information including (without limitation) (i) any portion of any materials to the extent not related to the tax treatment or tax structure of the Merger, (ii) the identities of participants or potential participants in the Merger, (iii) the existence or status of any negotiations, (iv) any pricing or financial information (except to the extent such pricing or financial information is related to the tax treatment or tax structure of the Merger), or (v) any other term or detail not relevant to the tax treatment or the tax structure of the Merger.

        7.     Survival. The representations and warranties of the parties set forth in this Agreement shall survive the Closing.

        8.     Binding Effect. The provisions of this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and the heirs, successors and assigns of the parties hereto.

        9.     Fees and Expenses. Each Purchaser shall bear its own costs and expenses in connection with the negotiation, execution and delivery of this Agreement, the Term Sheet, the Stockholders Agreement and the other documents referred to in the Term Sheet; provided, however, that if the Closing occurs, Parent shall reimburse the Management Purchasers for the reasonable fees and disbursements of one counsel for all Management Purchasers payable in connection with the negotiation, execution and delivery of this Agreement, the Term Sheet, the Stockholders Agreement and the other documents referred to in the Term Sheet.

        10.   Assignment. No Purchaser shall assign any rights under this Agreement without the prior written consent of Parent; provided that William P. Brick may assign up to $1,400,000 of his obligations to purchase Purchased Equity Securities hereunder to any member of the management of the Company listed of Schedule II hereto in such amounts as shall be reasonably acceptable to the Sponsor Purchasers and provided that each such assignee shall become a party to this Agreement in the capacity of a Management Purchaser. Except as provided in this Section 10, any purported assignment of rights hereunder by any Purchaser which has not been consented to by Parent shall be void.

        11.   Applicable Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW.

        12.   Invalidity of Provisions. The invalidity or unenforceability of any provision of this Agreement in any jurisdiction shall not affect the validity or enforceability of the remainder of this Agreement in that jurisdiction or the validity or enforceability of this Agreement, including that provision, in any other jurisdiction.

        13.   Headings; Execution in Counterparts. The headings and captions contained herein are for convenience of reference only and shall not control or affect the meaning or construction of any provision hereof. This Agreement may be executed in counterparts, each of which shall be deemed to be an original and all of which together shall constitute but one and the same instrument.

        14.   Notices. All notices and other communications provided for herein shall be dated and in writing and shall be deemed to have been duly given when delivered, if delivered personally or sent by registered or certified mail, return receipt requested, postage prepaid and when received if delivered otherwise, to the party to whom it is directed:

        (a)   If to Parent, to it at the following address:

    CAC Holdings Corp.
    c/o Trimaran Fund Management, L.L.C.
    425 Lexington Avenue
    Third Floor
    New York, New York 10179
    Attn.: Steven A. Flyer

    If to Trimaran:

    c/o Trimaran Fund Management, L.L.C.
    425 Lexington Avenue
    Third Floor

    New York, New York 10179
    Attn.: Steven A. Flyer

    If to Bear:

    c/o Bear Stearns Merchant Fund Corp.
    383 Madison Avenue
    Fortieth Floor
    New York, New York 10179
    Attn: David E. King

    If to any Management Purchaser:

    c/o such Management Purchaser
    Packaged Ice, Inc.
    3535 Travis Street, Suite 170
    Dallas, Texas 75204

or at such other address as such party shall have specified by notice in writing to the other parties in accordance with this Section 14.

        15.   Amendment. This Agreement may not be amended, modified or supplemented and no waivers of or consents to departures from the provisions hereof may be given unless consented to in writing by the party sought to be charged therewith. Unless otherwise specified in such waiver or consent, a waiver or consent given hereunder shall be effective only in the specific instance and for the specific purpose for which given.

        16.   Integration. The parties agree that this Agreement (including the Term Sheet attached as Annex I) contains and the entire understanding among the parties hereto relating to the matter hereof.

        17.   Third Party Beneficiaries. Nothing expressed or implied in this Agreement is intended or shall be construed to confer upon or give to any third party any rights or remedies against any party hereto.

        18.   Contingency Agreement. The Sponsor Purchasers each hereby severally agree that, if, at any time on or after the date hereof, Parent and/or Merger Sub shall have any liability to the Company under the Plan of Merger or otherwise that cannot be satisfied out of the assets of Parent and/or Merger Sub, the Sponsor Purchasers shall make an equity contribution to Parent (which shall, to the extent needed, be contributed by Parent to Merger Sub) in an amount up to the amount of such liability (such obligation of the Sponsor Purchasers, the "Backstop Obligation") which contribution shall be made on a pro rata basis by Trimaran (and on the same pro rata basis by each entity comprising Trimaran) and Bear (and on the same pro rata basis by each entity comprising Bear) in proportion to the respective amounts of Purchased Equity Securities to be purchased by each of them pursuant to this Agreement (i.e. 50% each); provided, that each Sponsor Purchaser shall, in any event, be deemed to have satisfied in full its pro rata share of the Backstop Obligation once it has contributed to Parent in respect of such Backstop Obligation and/or paid or otherwise delivered to Parent (whether as payment of the Purchase Price or otherwise) an aggregate $12,500,000 in cash. Any contribution by a Sponsor Purchaser to Parent pursuant to this paragraph shall reduce by an equal amount any obligation that such Sponsor Purchaser may have to Parent under this Agreement to pay the Purchase Price applicable to it (but without reducing the amount of Purchased Equity Securities to be purchased by it hereunder). Anything in this Agreement to the contrary notwithstanding, no Purchaser shall be liable for special, indirect, consequential or punitive damages in respect of any breach of its obligations under this Agreement.

        The Company covenants, agrees and acknowledges that: (i) for any claim asserted by the Company against Parent, Merger Sub or any Sponsor Purchaser, including without limitation, any claim that arises out of or relates in any way to the negotiation, entry into or terms of the Plan of Merger or this

Agreement or the transactions contemplated by either of them or the breach or claimed breach thereof, the Company shall be entitled to only a single recovery, and such recovery shall be against Parent and Merger Sub and not any Purchaser and such recovery shall be limited to the amount described in the preceding paragraph, (ii) such recovery shall be the Company's sole and exclusive remedy with respect to any such claim, and all other damages or remedies, at law or in equity (including provisional remedies) are waived; (iii) it is the intent of the Company that the limitations imposed hereby on remedies and the measure of damage shall apply regardless of the theory or theories upon which recovery hereunder is sought; and (iv) this paragraph shall survive any expiration or termination of the Plan of Merger or this Agreement.

        Notwithstanding anything that may be expressed or implied in the foregoing provisions of this Agreement, Parent, Merger Sub and the Company covenant, agree and acknowledge that no person or entity other than each Sponsor Purchaser, shall have any obligation hereunder and that, notwithstanding that such Sponsor Purchaser may be a partnership or limited liability company, no recourse hereunder shall be had against any current or future officer, director, agent or employee of such Sponsor Purchaser, against any current or future general or limited partner or member of such Sponsor Purchaser, against any current or future general or limited partner or member of such Sponsor Purchaser or against any current or future director, officer employee, general or limited partner, member, affiliate or assignee of any of the foregoing, whether by the enforcement of any assessment or by any legal or equitable proceeding or by virtue of any statute, regulation or other applicable law, or otherwise (other than as a result of such person's fraud, willful acts or gross negligence). Without limiting the generality of the foregoing, it is expressly agreed and acknowledged that no personal liability whatsoever shall attach to, be imposed on or otherwise incurred by any current or future officer, agent or employee of any Sponsor Purchaser, any current or future general or limited partner or member of a Sponsor Purchaser or any current or future director, officer, employee, general or limited partner, member, affiliate or assignee of any of the foregoing, as such for any obligations of a Sponsor Purchaser under this Agreement or for any claim relating to, based on, in respect of or by reason of such obligations or their creation (other than as a result of such person's fraud, willful acts or gross negligence).

        Any notices given to the Company under this Agreement shall be delivered to the address set forth in the Plan of Merger for the delivery of notices.

        IN WITNESS WHEREOF, Purchaser and Parent have executed this Agreement as of the date first above written.

CAC HOLDINGS CORP.
By:	/s/ STEVEN A. FLYER
	Name:	Steven A. Flyer
	Title:	President
By:	/s/ DAVID E. KING
	Name:	David E. King
	Title:	Vice President and Secretary
TRIMARAN FUND II, L.L.C.
By:	Trimaran Fund Management, L.L.C., its investment manager
By:	/s/ STEVEN A. FLYER
	Name:	Steven A. Flyer
	Title:	Managing Director
TRIMARAN PARALLEL FUND II, L.P.
By:	Trimaran Fund Management, L.L.C., its investment manager
By:	/s/ STEVEN A. FLYER
	Name:	Steven A. Flyer
	Title:	Managing Director
TRIMARAN CAPITAL, L.L.C.
By:	Trimaran Fund Management, L.L.C., its investment manager
By:	/s/ STEVEN A. FLYER
	Name:	Steven A. Flyer
	Title:	Managing Director

CIBC EMPLOYEE PRIVATE EQUITY FUND (TRIMARAN) PARTNERS
By:	Trimaran Fund Management, L.L.C., its investment manager
By:	/s/ STEVEN A. FLYER
	Name:	Steven A. Flyer
	Title:	Managing Director
CIBC MB INC.
By:	Trimaran Fund Management, L.L.C., its investment manager
By:	/s/ STEVEN A. FLYER
	Name:	Steven A. Flyer
	Title:	Managing Director
BEAR STEARNS MERCHANT BANKING PARTNERS II, L.P.
By:	Bear Stearns Merchant Capital II, L.P. its general partner
By:	JDH Management, L.L.C. its special limited partner
By:	/s/ DAVID E. KING
	Name:	David E. King
	Title:	Senior Managing Director
BEAR STEARNS MERCHANT BANKING INVESTORS II, L.P.
By:	Bear Stearns Merchant Capital II, L.P. its general partner
By:	JDH Management, L.L.C. its special limited partner
By:	/s/ DAVID E. KING
	Name:	David E. King
	Title:	Senior Managing Director

BEAR STEARNS MB-PSERS II, L.P.
By:	Bear Stearns Merchant Capital II, L.P. its general partner
By:	JDH Management, L.L.C. its special limited partner
By:	/s/ DAVID E. KING
	Name:	David E. King
	Title:	Senior Managing Director
THE BSC EMPLOYEE FUND III, L.P.
By:	Bear Stearns Merchant Capital II, L.P. its general partner
By:	JDH Management, L.L.C. its special limited partner
By:	/s/ DAVID E. KING
	Name:	David E. King
	Title:	Senior Managing Director
THE BSC EMPLOYEE FUND IV, L.P.
By:	Bear Stearns Merchant Capital II, L.P. its general partner
By:	JDH Management, L.L.C. its special limited partner
By:	/s/ DAVID E. KING
	Name:	David E. King
	Title:	Senior Managing Director

/s/ WILLIAM P. BRICK William P. Brick
/s/ JIMMY C. WEAVER Jimmy C. Weaver
/s/ STEVEN J. JANUSEK Steven J. Janusek
/s/ BEN D. KEY Ben D. Key
With respect to Sections 6 and 18 Only:
PACKAGED ICE, INC.
By:	/s/ WILLIAM P. BRICK
	Name:	William P. Brick
	Title:	Chief Executive Officer

Schedule I

Purchaser	Percentage	Purchase Price[1]
Trimaran Fund II, L.L.C.	17.5114%	$33,692,015.10
Trimaran Parallel Fund II, L.P.	7.1980%	$13,849,014.60
Trimaran Capital, L.L.C.	1.1039%	$2,123,897.15
CIBC Employee Private Equity Fund (Trimaran) Partners	11.1322%	$21,418,332.05
CIBC MB Inc.	12.1449%	$23,366,741.10
Bear Stearns Merchant Banking Partners II, L.P.	19.2021%	$36,944,672.00
Bear Stearns Merchant Banking Investors II, L.P.	4.1589%	$8,001,700.00
Bear Stearns MB-PSERS II, L.P.	10.5641%	$20,325,357.00
The BSC Employee Fund III, L.P.	5.4611%	$10,507,201.00
The BSC Employee Fund IV, L.P.	9.7043%	$18,671,070.00
William P. Brick	1.1954%	$2,300,000.00
Jimmy C. Weaver	0.3742%	$720,000.00
Steven J. Janusek	0.1559%	$300,000.00
Ben D. Key	0.0936%	$180,000.00

	100.0000%	$192,400,000

1
Such amounts shall be (i) decreased (to an amount no less than $188,066,147 in the aggregate) for any discount achieved in the repurchase, redemption or other acquisition of the Company's 10% Exchangeable Preferred Stock in connection with the Merger and (ii) increased (to an amount not to exceed $199,900,000 in the aggregate) for earnings shortfall and timing changes in working capital of the Company. Any such decrease or increase shall be made solely to the Purchase Price to be paid by the Sponsor Purchasers and then on a pro rata basis in proportion to their respective purchases of Purchased Equity Securities pursuant to this Agreement.

Schedule II

Graham Davis
Joseph A. Geloso
Thomas L. Dann
Bill Daniel
Bill Newberry
Bill Tolany
Brian Himes
Mark Steffek
Nancy Green
John Hayes
Grace Corbino
Robert Hobson

Annex I

Term Sheet Regarding
Management Investment, Incentive Equity and Compensation Plan

[See Attached]

QuickLinks

  Exhibit 10.8
INVESTOR SUBSCRIPTION AGREEMENT
  Schedule I
  Schedule II
  Annex I
Term Sheet Regarding Management Investment, Incentive Equity and Compensation Plan